Exhibit 10.15

SHEN ZHEN DONG FANG HUA LIAN TECHNOLOGY. LTD

NO. 33, Second Industry Road, Tangxiachong, Songgang Town, Baoan

District, Shenzhen

TEL: 0755-33262299          FAX:0755-33262318

Purchase order

Supplier: TMK Power Industries Ltd.	Material use: Polymer
Address:NO. 159,Hua Wang Road,Dalang Street,Shenzhen	Purchase order No.: DFHL20120725A-0002PL

TEL:0755-28109908 FAX:0755-28109420	purchasing category: ☒external procurement ☐ outsourcing

Article 1. Material name, specification,quantity,payment and delivery date

Name	specification	unit	quantity	Unit price	Amount(RMB)	Delivery date	Contract No.	Memo
KG
total amount

Article 2   quality standard: as buyer's inspection requirements.

Article 3   Packing standard: ordinary packaging by the supplier without damage, the logo is clear.

Article 4   the manner and place of delivery: the buyer's warehouse.

Article 5   the mode of transportation and freight burden: mainly by the way of the supplier's conventional mode of transportation, freight borne by the supplier.

Article 6   the quality inspection standard, method, place and deadline:

(1) testing standard and method: up to industry standards, self-inspect according to the buyer's technical specification for the procurement.

(2) the time limit of inspection: inspect within 60 days after the buyer receiving goods.

Article 7 If any in-coming material is found unqualified in quality or quantity shortage after the inspection, the buyer has the right to require the supplier to return, exchange and replenish stock, the supplier is responsible for the loss of the buyer accordingly.

Article 8 the settlement way and deadline: monthly payment, the supplier provides formal 17% value-added tax invoice.

Article 9 the liability for breach of contract: if supplier fails to ship the goods in accordance with the terms of this contract, the supplier shall pay to the buyer penalty amounting to 5% of total amount of undelivered goods.

Article 10 the solution to contract dispute: negotiate by the parties,if negotiation fails, the dispute will be submitted to Shenzhen arbitration commission for arbitration in accordance with the law or sued to the shenzhen city people court.

Article 11 This contract's faxed copy has the force of law, effective after both parties sign (stamp). Contract contents change need be confirmed in writing by both parties and noticed in the form of facsimile.

Supplier: TMK Power Industries Ltd.	Buyer: Shenzhen Dongfanghualian Technology Ltd

Representative:	Representative:

Date:	Date: